EXHIBIT 31.1
                Rules 13a-15(e) and 15d-15(e) and Rules 13a-15(f)
                    Certification of Chief Executive Officer


I, Chiu, Chi-Yuan, certify that:

1. I have reviewed this annual report on Form 10-KSB of SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statement were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC. as of, and for, the periods presented in this annual report;

4. SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.'s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC. and have:

     a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

     b)   not required

     c) evaluated the effectiveness of SUNRISE REAL ESTATE INVESTMENTS GROUP, INC.'s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this annual report based on such evaluation; and

     d) disclosed in this annual report any change in SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.'s internal control over financial reporting that occurred during SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.'s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.'s internal control over financial reporting; and

5. SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.'s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.'s auditors and the audit committee of SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.'s board of directors (or persons performing the equivalent functions):

     a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonable likely to adversely affect SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.'s ability to record, process, summarize and report financial information; and

     b)   any fraud, whether or not material,  that involves management or other
          employees  who  have  a  significant   role  in  SUNRISE  REAL  ESTATE
          DEVELOPMENT GROUP, INC.'s internal control over financial reporting



                                     SUNRISE REAL ESTATE DEVELOPMENT GROUP, INC.


Date: April14, 2004                   /s/ Chiu, Chi-Yuan
                                     -------------------------------------------
                                     Chiu, Chi-Yuan President
                                     and Principal Executive Officer